UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2024

TransMedics Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Massachusetts	001-38891	83-2181531
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Minuteman Road

Andover, Massachusetts 01810

(Address of Principal Executive Offices, and Zip Code)

(978) 552-0900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	TMDX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2024, the Board of Directors (the “Board”) of TransMedics Group, Inc. (the “Company”) appointed Gerardo Hernandez, as Chief Financial Officer and Treasurer, effective as of December 2, 2024. Mr. Hernandez will succeed Stephen Gordon, who has served as the Company’s Chief Financial Officer since 2015.

Mr. Hernandez, age 54, served as Vice President Finance, Head of Corporate Financial Planning and Analysis at Alnylam Pharmaceuticals, Inc. from February 2020 until September 2024, where he supported the company through its transformation from a U.S. clinical-stage organization to a global commercial enterprise. He led its global performance analysis and its financial planning processes. Before joining Alnylam, Mr. Hernandez served as Head of Corporate Financial Planning & Analysis Integration of Takeda Pharmaceuticals Co Ltd (“Takeda”) from January 2019 until January 2020. Prior to that, he held various roles at Shire plc, including Head of Corporate Financial Planning & Analysis from December 2010 until its acquisition by Takeda in January 2019. Mr. Hernandez held roles in the finance organization of Unilever plc from September 1994 until June 2010. Mr. Hernandez holds a Bachelor of Science degree in Finance from the University of Wisconsin, La Crosse and an MBA in Strategy and Economics from Fundação Getulio Vargas, Sao Paulo, Brazil.

Hernandez Employment Agreements

Mr. Hernandez’s employment with the Company will be on an at-will basis pursuant to an offer letter (the “Offer Letter”) and an executive retention agreement (the “Retention Agreement” and together with the Offer Letter, the “Employment Agreements”), each approved by the Board, pursuant to which Mr. Hernandez is entitled to an annual base salary of $450,000 and, beginning in fiscal 2025, is eligible to receive an annual bonus with a target of 50% of his base salary. Furthermore, if Mr. Hernandez’s employment is terminated by the Company without cause or if Mr. Hernandez terminates his employment with the Company for good reason (as such terms are defined in the Retention Agreement), in each case, after 12 months from the date Mr. Hernandez begins employment with the Company, he will be entitled to the following severance benefits, in addition to accrued compensation and benefits: (i) an amount equal to the highest annual base salary during the three year period prior to the termination date and highest annual bonus amount during the three year period prior to the termination date, payable in 12 monthly installments, (ii) a prorated annual bonus for the year of termination (based on the previous year’s bonus), and (iii) continued health insurance coverage for up to 12 months. If such termination occurs within 24 months following a change in control, Mr. Hernandez would receive (i) an amount equal to 1.5 times the highest annual base salary during the three year period prior to the termination date, (ii) the highest annual bonus amount during the three year period prior to the termination date, (iii) his target annual bonus for the year of termination (the amounts in (i)-(iii) paid in a lump sum), (iv) continued health insurance coverage for up to 18 months and (v) full vesting of outstanding equity awards, with performance-based equity awards vesting at target levels.

Additionally, pursuant to the TransMedics Group, Inc. Inducement Plan, as amended, Mr. Hernandez will be granted (i) an initial stock option award having a grant date value of approximately $1,000,000 that will vest as to 25% of the underlying shares on the first anniversary of the vesting commencement date and as to the remaining shares in equal monthly installments over three years thereafter, subject to continued service, and (ii) an initial award of restricted stock units having a grant date value of approximately $1,000,000 that will vest as to 25% of the underlying shares on the first four anniversaries of the vesting commencement date, subject to continued service.

Pursuant to certain restrictive covenant agreements, Mr. Hernandez has agreed to a perpetual confidentiality covenant and an assignment of intellectual property covenant and has agreed not to compete with the Company or solicit the Company’s clients, customers, accounts, vendors, suppliers or other business partners, in each case for a period of one year following termination of his employment.

Mr. Hernandez and the Company will enter into an indemnification agreement in substantially similar form as Exhibit 10.2 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2024.

There is no arrangement or understanding between Mr. Hernandez and any other person pursuant to which Mr. Hernandez was appointed as an officer of the Company. There are no family relationships between Mr. Hernandez and any director or officer of the Company. Mr. Hernandez has no material direct or indirect interest in a related party transaction that requires disclosure.

Gordon Transition Agreement

Pursuant to a transition agreement with the Company (the “Transition Agreement”), Mr. Gordon will remain a non-executive employee of the Company until March 31, 2025. From March 31, 2025 until March 31, 2026 Mr. Gordon will serve as a non-employee senior advisor to the Company.

While employed as a non-executive employee, Mr. Gordon will receive an annual base salary of $477,000 and will remain eligible to receive an annual bonus in respect of the Company’s 2024 fiscal year, based on actual achievement of the performance objectives established by the Compensation Committee of the Board. Under the Transition Agreement, Mr. Gordon’s outstanding equity awards will continue to vest during the period in which Mr. Gordon remains employed with the Company and the period during which Mr. Gordon serves as a non-employee advisor. As a non-employee senior advisor, Mr. Gordon will also receive an annual fee of $10,000. Mr. Gordon will continue to be bound by the terms of the Non-Competition Agreement between Mr. Gordon and the Company, which includes confidentiality provisions and non-competition and non-solicitation provisions that survive termination of Mr. Gordon’s employment with the Company.

The foregoing descriptions of the Employment Agreements and the Transition Agreement do not purport to be complete and are qualified in their entirety by the full text of the agreements, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Item 7.01	Regulation FD Disclosure.

On December 2, 2024, the Company issued a press release announcing the leadership transition. In addition, the press release contained updated revenue guidance for the full-year 2024. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 7.01 and in Exhibit 99.1 to this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933.

Item. 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated December 2, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2024

TRANSMEDICS GROUP, INC.

By:	/s/ Waleed H. Hassanein
Name:	Waleed H. Hassanein
Title:	President and Chief Executive Officer